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                                                                   EXHIBIT 10.17

                    INTELLECTUAL PROPERTY SECURITY AGREEMENT

      THIS INTELLECTUAL PROPERTY SECURITY AGREEMENT (this "Agreement"), dated as of June 29, 2004, is made by VISKASE COMPANIES, INC., a Delaware corporation (the "Grantor"), in favor of LASALLE BANK NATIONAL ASSOCIATION ("LaSalle"), as collateral agent (together with its successor(s) thereto in such capacity, "Grantee") for the Trustee and Holders, in light of the following:

                              W I T N E S S E T H:

      WHEREAS, the Grantor and LaSalle, as collateral agent and as trustee (in such capacity, the "Trustee"), have entered into an Indenture, dated as of June 29, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the "Indenture"), pursuant to which the Grantor has issued 90,000 Units (and, together with any additional units that may be issued from time to time thereunder or exchanged therefor or for such additional units, the "Units"), each of which consists of an 11-1/2% Senior Secured Note due 2011 in a principal amount of $1,000 (and, together with any additional notes that may be issued by the Grantor from time to time thereunder or exchanged therefor or for such additional notes, the "Notes") and a warrant to purchase 8.947 shares of common stock of the Grantor, at an exercise price of $0.01 per share, subject to adjustment;

      WHEREAS, the Grantor and the Grantee have entered into that certain Security Agreement, dated as of June 29, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the "Security Agreement"), pursuant to which the Grantor has granted security interests in certain of its assets (including its Intellectual Property) as more fully described therein;

      WHEREAS, the Grantor and Wells Fargo Foothill, Inc. have entered into that certain Loan and Security Agreement dated as of June 29, 2004 (as amended, restated, supplemented, replaced or otherwise modified from time to time, the "Credit Agreement");

      WHEREAS, the Grantee, the Administrative Agent and the Grantor have entered into that certain Intercreditor and Lien Subordination Agreement, dated as of June 29, 2004 (as amended, restated, supplemented, replaced or otherwise modified from time to time, the "Intercreditor Agreement"), which agreement, among other things, sets forth, as between the Grantee and the Administrative Agent, the relative priority of their respective Liens in the Collateral (including the Intellectual Property) and their rights with respect thereto;

      WHEREAS, the Grantor desires to secure its Obligations under the Notes, the Indenture and each other Indenture Document to which it becomes a party by granting to Grantee, for the benefit of itself, the Trustee and the Holders, security interests in the Intellectual Property as set forth herein; and

      WHEREAS, to induce the Initial Purchaser to purchase the Units and the underlying Notes, each Holder to hold the Units and the underlying Notes to be held by it and LaSalle to act in its capacities as trustee and collateral agent, the Grantor desires to pledge, grant, transfer, and assign to Grantee, for the benefit of itself, the Holders and the Trustee, a security interest in the Intellectual Property to secure the Obligations, as provided herein.

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      NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor (intending to be legally bound hereby) agrees as follows:

            1. Incorporation of Security Agreement. The Security Agreement and the terms and provisions thereof are hereby incorporated herein in their entirety by this reference thereto. All terms capitalized but not otherwise defined herein shall have the same meanings herein as in the Security Agreement.

            2. Security Interest in Intellectual Property. To secure prompt payment of any and all of the Obligations in accordance with the terms and conditions of the Security Agreement and in order to secure prompt performance by Grantor of each of its covenants and duties under the Indenture Documents, Grantor hereby grants to Grantee, for the benefit of the Grantee and the other Secured Parties, a continuing security interest in, all of Grantor's right, title and interest in and to all of the following now owned and existing and hereafter arising, created or acquired property and products and proceeds thereof (collectively, the "Intellectual Property"):

      (i) patents and patent applications, including, without limitation, rights in the inventions and improvements described and claimed therein, and those patents listed on Exhibit A attached hereto and hereby made a part hereof, and
(a) all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (b) all income, royalties, damages, proceeds and payments now and hereafter due or payable under or with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, (c) the right to sue for past, present and future infringements thereof, and (d) all rights corresponding thereto throughout the world (all of the foregoing patents and applications, together with the items described in clauses (a)-(d) of this subsection 2(i), are sometimes hereinafter referred to individually as a "Patent" and, collectively, as the "Patents"); and

      (ii) trademarks, trademark registrations, trademark applications, trade names and tradestyles, brand names, service marks, service mark registrations and service mark applications, including, without limitation, the trademarks, trade names, brand names, service marks and applications and registrations thereof listed on Exhibit B attached hereto and hereby made a part hereof, and
(a) all renewals or extensions thereof, (b) all income, royalties, proceeds, damages and payments now and hereafter due or payable with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, (c) the right to sue for past, present and future infringements thereof, and (d) all rights corresponding thereto throughout the world (all of the foregoing trademarks, trade names and tradestyles, brand names, service marks and applications and registrations thereof, together with the items described in clauses (a)-(d) of this subsection 2(ii), are sometimes hereinafter referred to individually as a "Trademark" and, collectively, as the "Trademarks"); and

      (iii) rights under or interests in any patent, trademark, or copyright license agreements with any other Person (to the extent a security interest may be granted in such rights without violating the terms of any such license agreement; with respect to any of the Intellectual Property or any other patent, trademark, service mark or any application or registration thereof or any other trade name or tradestyle between Grantor and any other Person, whether Grantor is a

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licensor or licensee under any such license agreement, including, without limitation, the licenses listed on Exhibit C attached hereto and hereby made a part hereof (all of the foregoing license agreements and Grantor's rights thereunder are referred to collectively as the "Licenses"); and

      (iv) the goodwill of Grantor's business connected with and symbolized by the Trademarks; and

      (v) copyrights, copyright registrations and copyright applications, used in the United States and elsewhere, including, without limitation, the copyright registrations and copyright applications listed on Exhibit D attached hereto and made a part hereof, and (a) renewals or extensions thereof, (b) all income, royalties, proceeds, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, (c) the right to sue for past, present and future infringements thereof, and (d) all rights corresponding thereto throughout the world (all of the foregoing copyrights, copyright registrations and copyright applications, together with the items described in clauses
(a)-(d), are sometimes hereinafter individually and/or collectively referred to as the "Copyrights"); and

      (vi) all trade secrets, formulas, processes, devices, know-how, or compilations of information (including technical information and non-technical information such as customer lists and marketing plans), collectively referred to as trade secrets, which are not available to others and which are maintained as confidential by Grantor, and the right to prevent misappropriation and unauthorized disclosures thereof and all rights corresponding thereto throughout the world (all of the foregoing trade secrets and associated rights are sometimes hereinafter individually and/or collectively referred to as the "Trade Secrets").

            3. Representations and Warranties. Grantor hereby represents and warrants to Grantee for the benefit of the Grantee and the other Secured Parties, which representations and warranties shall survive the execution and delivery of this Agreement, that:

      (i) None of the issued patents, patent applications, registered trademarks, trademark applications, registered copyrights or copyright applications (collectively, the "REGISTERED INTELLECTUAL PROPERTY") has been adjudged invalid or unenforceable nor has any such Registered Intellectual Property been cancelled, in whole or in part, and each such Intellectual Property is presently subsisting;

      (ii) To the knowledge of the Grantor, none of the Intellectual Property infringes upon the rights or property of any other Person or is currently being challenged in any way

      (iii) There are no pending or, to the knowledge of the Grantor, threatened claims, litigation, proceedings or other investigations regarding any of the Intellectual Property;

      (iv) Each of the Intellectual Property material to the Grantor's business is valid and enforceable, and the Grantor has adopted adequate precautions to protect its Trade Secrets from unauthorized or accidental disclosure;

      (v) Grantor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to the Registered Intellectual Property, free and clear of any liens, security

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interests, mortgages, charges and encumbrances, including, without limitation, licenses, consent-to-use agreements, shop rights and covenants by Grantor not to sue third Persons (except for Permitted Liens);

      (vi) Grantor has adopted, used and is currently using all of the Trademarks, and, to the knowledge of Grantor, Grantor's use thereof does not infringe the intellectual property rights of any person or entity;

      (vii) Grantor has no written notice or knowledge of any suits or actions commenced or threatened with reference to or in connection with any of the Intellectual Property;

      (viii) Grantor has the unqualified right to execute and deliver this Agreement and perform its terms, this Agreement has been executed and delivered by a duly authorized officer of Grantor, and this Agreement is a legally enforceable obligation of Grantor;

      (ix) No trademark opposition or cancellation proceedings have been filed in the prior three years with the United States Patent and Trademark Office against any of the Trademarks; and

      (x) The Licenses, complete copies of which have been provided to Grantor, are valid and binding agreements, enforceable in accordance with their terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency and similar laws from time to time in effect). Each of the material Licenses is in full force and effect and has not been amended or abrogated and, to the knowledge of the Grantor, there is no default under any of the Licenses.

            4. Restrictions on Future Agreements. Except as otherwise permitted pursuant to the Indenture, Grantor agrees that until all Obligations shall have been satisfied and paid in full (other than contingent indemnification obligations) or the Defeasance thereof shall have been consummated, Grantor shall not, without the prior written consent of Grantee, Dispose, grant a Lien on, encumber or assign any or all of, or grant any license or sublicense under (other than as commercially reasonable in Grantor's good faith business judgment), the Intellectual Property, or enter into any other agreement with respect to the Intellectual Property, and Grantor further agrees that it shall not knowingly take any action or knowingly permit any action to be taken by others subject to its control, including, without limitation, licensees or sublicensees, or knowingly fail to take any action, which would materially adversely affect the validity or enforcement of the rights Grantee subject to this Agreement, other than in the ordinary course of business.

            5. New Intellectual Property. Grantor hereby represents and warrants to Grantee for the benefit of the Grantee and the other Secured Parties that the Intellectual Property listed on Exhibits A, B and C, respectively, constitute all of the Registered Intellectual Property now owned by Grantor. Grantor hereby represents and warrants to Grantee for the benefit of Grantee and the other Secured Parties that the Intellectual Property listed on Exhibit C constitute all of the material Licenses now owned by Grantor. If, before all Obligations (other than contingent indemnification obligations) shall have been satisfied in full or the Defeasance thereof shall have been consummated, Grantor shall (i) become aware of any existing Registered

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Intellectual Property of which Grantor has not previously informed Grantee, (ii)
obtain rights to any Registered Intellectual Property, or (iii) become entitled to the benefit of any material Intellectual Property which benefit is not in existence on the date hereof, the provisions of this Agreement above shall automatically apply thereto and Grantor shall give to Grantee prompt written notice thereof. Grantor hereby authorizes Grantee to modify this Agreement by amending Exhibits A, B, C, and D, as applicable, to include any such Intellectual Property, and Grantee may file or refile this Agreement with the United States Patent and Trademark Office and United States Copyright Office. Grantor agrees to execute and deliver any and all documents and instruments necessary or advisable to record or preserve Grantee's interest in all Intellectual Property added to Exhibits A, B, C, and D pursuant to this Section.

            6. Royalties; Terms; Rights Upon Default. The term of this Agreement shall extend until the earlier of (i) the expiration of all of the respective material Intellectual Property collaterally assigned hereunder, (ii) the payment in full of all Obligations (other than contingent indemnification obligations) and (iii) the Defeasance of all Obligations (other than contingent indemnification obligations) shall have been consummated. Grantor agrees that upon the occurrence and during the continuance of an Event of Default, the use by Grantee for the benefit of the Grantee and the other Secured Parties of all Intellectual Property shall be worldwide and as extensive as the rights of Grantor to use such Intellectual Property, and without any liability for royalties or other related charges from Grantee or the other Secured Parties to Grantor, solely for the purpose of completing production of, advertising for sale and selling any Intellectual Property.

            7. Grantee's Right to Inspect; Trademark Quality Control. To the extent permitted by the Security Agreement, Grantee shall have the right, from time to time with prior notice (unless an Event of Default has occurred and is continuing, in which case prior notice shall not be required) and, during normal business hours and prior to payment in full of all Obligations (other than contingent indemnification obligations) or the Defeasance thereof, to inspect Grantor's premises and to examine Grantor's books, records and operations, including, without limitation, Grantor's quality control processes. Grantor agrees (i) to maintain the quality of any and all products in connection with which the material Trademarks are used, consistent with the quality of said products (as determined by Grantor in its commercially reasonable business judgment) and (ii) to provide Grantee, upon Grantee's reasonable request from time to time, with a certificate of an officer of Grantor certifying Grantor's compliance with the foregoing.

            8. Release of Security Interest. Upon the payment and performance in full in cash of the Obligations (other than contingent indemnification obligations) or the Defeasance thereof, this Agreement shall terminate, and Grantee shall execute and deliver such documents and instruments and take such further action reasonably requested by Grantor, at Grantor's expense, as shall be necessary to evidence termination of the security interest granted by Grantor to Grantee for the benefit of the Grantee and the other Secured Parties hereunder.

            9. Expenses. All costs and expenses incurred in connection with the performance of any of the agreements set forth herein shall be borne by Grantor. All fees, costs and expenses, of whatever kind or nature, including reasonable attorneys' and paralegals' fees and legal expenses, incurred by Grantee (for the benefit of the Grantee and the other Secured

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Parties) in connection with the filing or recording of any documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, counsel fees, maintenance fees, encumbrances or otherwise in protecting, maintaining or preserving the Intellectual Property, or in defending or prosecuting any actions or proceedings arising out of or related to the Intellectual Property, shall be borne by and paid by Grantor on demand by Grantee on behalf of the Grantee and the other Secured Parties and until so paid shall bear interest at the "default rate of interest" set forth in the Indenture.

            10. Duties of Grantor. Grantor shall have the duty to the extent commercially reasonable and in Grantor's good faith business judgment, desirable: (i) to file and prosecute diligently any patent, trademark or service mark applications pending as of the date hereof or hereafter until all Obligations (other than contingent indemnification obligations) shall have been paid in full or the Defeasance thereof shall have been consummated, (ii) except as otherwise provided in the Indenture or any other Indenture Document, to preserve and maintain all rights in the material Intellectual Property (including, but not limited to, with respect to Trademarks, the filing of affidavits of use and, incontestability, where applicable, under Sections 8 and 15 of the Lanham Act (15 U.S.C. Section 1058, 1065) and renewals and, to the extent commercially reasonable, initiating opposition or cancellation proceedings or litigation against users of the same or confusingly similar marks who seriously threaten the validity or rights of Grantor in its material Trademarks), and (iii) to ensure that the Registered Intellectual Property is and remains enforceable. The Grantee shall be reimbursed for all such costs and expenses which constitute to the extent required under the Security Agreement or the Indenture. Grantor shall not knowingly or unreasonably abandon any right to file a material patent, trademark or service mark application, or abandon any pending patent application, or any other material Intellectual Property, unless Grantor, in the exercise of its commercially reasonable business judgment determines that such abandonment will not materially and adverse effect its business.

            11. Grantee's Right to Sue. Upon the occurrence and during the continuance of an Event of Default, Grantee for the benefit of the Grantee and the other Secured Parties shall have the right, but shall in no way be obligated, to bring suit in its own name to enforce the Intellectual Property, only after Grantee has tendered notice to Grantor of Grantee's desire to initiate such suit and Grantor has declined in writing to itself pursue such suit, and, if Grantee shall commence any such suit, Grantor shall, at the request of Grantee, do any and all lawful acts and execute any and all proper documents and instruments reasonably required by Grantee for the benefit of the Grantee and the other Secured Parties in aid of such enforcement.

            12. No Waivers; Cumulative Remedies. No course of dealing between Grantor and Grantee, nor any failure to exercise, nor any delay in exercising, on the part of Grantee, any right, power or privilege hereunder or under the Indenture or any other Indenture Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

            13. Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof,

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in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

            14. Modification. This Agreement cannot be altered, amended or modified in any way, except as specifically provided in Section 5 hereof or by a writing signed by the Grantor and the Grantee.

            15. Cumulative Remedies; Power of Attorney; Effect on Indenture Documents. All of Grantee's rights and remedies with respect to the Intellectual Property (for the benefit of the Grantee and the other Secured Parties), whether established hereby or by the Indenture or any other Indenture Document, or by any other agreements or by law shall be cumulative and may be exercised singularly or concurrently. Grantor hereby authorizes Grantee for the benefit of the Grantee and the other Secured Parties upon the occurrence and during the continuance of an Event of Default, to make, constitute and appoint any officer or agent of Grantee as Grantee may select, in its sole discretion, as Grantor's true and lawful attorney-in-fact, with power to, for the benefit of the Grantee and the other Secured Parties, (i) endorse Grantor's name on all applications, documents, papers and instruments necessary or desirable for Grantee in the use of the Intellectual Property, or (ii) take any other actions with respect to the Intellectual Property as Grantee deems in its commercially reasonable judgment to be in the best interest of Grantee, or (iii) grant or issue any exclusive or non-exclusive license under the Intellectual Property to any person or entity, or (iv) assign, pledge, sell, convey or otherwise transfer title in or dispose of any of the Intellectual Property to any person or entity. Grantor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney being coupled with an interest shall be irrevocable until all Obligations shall have been paid in full (other than contingent indemnification obligations) or the Defeasance thereof shall have been consummated. Grantor acknowledges and agrees that this Agreement is not intended to limit or restrict in any way the rights and remedies of Grantee under the Indenture or any other Indenture Document but rather is intended to facilitate the exercise of such rights and remedies. Grantee shall have, in addition to all other rights and remedies given it by the terms of this Agreement, the Indenture and the other Indenture Documents, all rights and remedies allowed by law, in equity, and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in the State of New York.

            16. Grantor Remain Liable. Anything herein to the contrary notwithstanding:

            (a) the Grantor will remain liable under the contracts and agreements included in the Intellectual Property to the extent set forth therein, and will perform all of its duties and obligations under such contracts and agreements to the same extent as if this Agreement had not been executed;

            (b) the exercise by the Grantee of any of its rights hereunder will not release the Grantor from any of its duties or obligations under any such contracts or agreements included in the Intellectual Property; and

            (c) no Secured Party will have any obligation or liability under any contracts or agreements included in the Intellectual Property by reason of this Agreement, nor will any such Person be obligated to perform any of the obligations or duties of the Grantor

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

      thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

            17. Binding Effect; Benefits. This Agreement shall be binding upon Grantor and its respective successors and assigns, and shall inure to the benefit of Grantee, its successors, nominees and assigns; provided, however, that neither party may assign this Agreement or any rights or duties hereunder other than pursuant to the terms of the Indenture.

            18. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

            19. Headings; Counterparts. Paragraph headings used herein are for convenience only and shall not modify the provisions which they precede. This Agreement may be signed in one or more counterparts, but all of such counterparts shall constitute and be deemed to be one and the same instrument. Any fax signature shall be deemed to be as legally enforceable and effective as a signed original.

            20. Further Assurances. Grantor agrees to execute and deliver such further agreements, instruments and documents, and to perform such further acts, as Grantee shall reasonably request from time to time in order to carry out the purpose of this Agreement and agreements set forth herein. Grantor acknowledges that a copy of this Agreement will be filed by the Grantee with the United States Patent and Trademark Office and, if applicable, the United States Copyright Office, at the sole cost and expense of Grantor.

            21. Survival of Representations. All representations and warranties of Grantor contained in this Agreement shall survive the execution and delivery of this Agreement.

            22. Foreign Patents, Copyrights and Trademarks. Upon the occurrence and during the continuance of an Event of Default, at the request of Grantee and at the sole cost and expense (including, without limitation, reasonable attorneys' fees) of Grantor, Grantor shall take all actions and execute and deliver any and all instruments, agreements, assignments, certificates and/or documents, reasonably required by Grantee to collaterally assign any and all of Grantor's foreign patent, copyright and trademark registrations and applications now owned or hereafter acquired to and in favor of Grantee. Upon the execution and delivery of any such collateral assignments or documents, the terms "Patents", "Copyrights", and "Trademarks" as used herein shall automatically be deemed amended to include such foreign patent, copyright and trademark registrations and applications without any action required by any person or entity.

            23. JURY TRIAL WAIVER. THE GRANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN

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CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS
AGREEMENT.

            24. Interpretation; Government Regulation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Grantee, any other Secured Party or the Grantor, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

            25. Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by the Grantor or the transfer by the Grantor to the Grantee of any property of the Grantor should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if the Grantee or any other Secured Party is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Grantee or such other Secured Party is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Grantee or such other Secured Party related thereto, the liability of the Grantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

            26. Intercreditor Agreement.

            (a) The Liens granted hereunder in favor of Grantee for the benefit of itself, the Trustee and the Holders in respect of the Intellectual Property and the exercise of any right related thereto thereby shall be subject, in each case, to the terms of the Intercreditor Agreement.

            (b) In the event of any direct conflict between the express terms and provisions of this Agreement and of the Intercreditor Agreement, the terms and provisions of the Intercreditor Agreement shall control.

                            [Signature Page Follows]

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      IN WITNESS WHEREOF, Grantor has duly executed this Intellectual Property
Security Agreement in favor of Grantee, as of the date first written above.

                                                GRANTOR:
                                                VISKASE COMPANIES, INC.

                                                By:   /s/ Gordon S. Donovan
                                                Name: Gordon S. Donovan
                                                Its:  Vice President

Agreed and Accepted as of this
29th, day of June, 2004

GRANTEE:
LASALLE BANK NATIONAL ASSOCIATION,
  as Collateral Agent

By: /s/ Victoria Y. Douyon
Name: Victoria Y. Douyon
Its: First Vice President